                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 March 22, 2000
                Date of Report (Date of earliest event reported)

                                 ---------------


                            Varco International, Inc.

             (Exact name of registrant as specified in its charter)

         California                     1-8158             95-0472620
(State orother Jurisdiction    (Commission File Number)  (IRS Employer
    of Incorporation)                                    Identification
                                                            Number)

            743 N. Eckhoff                                  92868
          Orange, California                              (Zip Code)
(Address of principal executive offices)

                                 (714) 978-1900
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

On March 22, 2000, Varco International, Inc. a California corporation ("Varco"), and Tuboscope Inc., a Delaware corporation ("Tuboscope"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the shareholders of Varco and Tuboscope), Varco will be merged with and into Tuboscope (the "Merger"). The name of the combined company (the "Combined Company") will be Varco International, Inc., and the shares of the Combined Company will be listed for trading on the NYSE under the symbol "VRC". In connection with the Merger, holders of outstanding shares of Varco common stock will receive, in exchange for each share of Varco common stock held by them, 0.7125 (the "Exchange Ratio") shares of Tuboscope common stock. In addition, the Combined Company will assume all options outstanding under Varco's existing stock option plans. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling-of-interests for financial accounting purposes.

In connection with the Merger Agreement, Varco and Tuboscope entered into (i) a Stock Option Agreement dated as of March 22, 2000, pursuant to which Tuboscope has the right, under certain circumstances, to purchase up to 13,023,985 shares of Varco common stock (representing approximately 19.9% of the issued and outstanding shares of Varco common stock) at a price of $14.56 per share and
(ii) a Stock Option Agreement, dated as of March 22, 2000, pursuant to which Varco has the right, under certain circumstances, to purchase up to 8,908,653 shares (representing approximately 19.9% of the issued and outstanding shares of Tuboscope common stock) at a price of $17.00 per share.

The Merger Agreement and the Stock Option Agreements are included as Exhibits 2.1, 10.1 and 10.2 hereto, respectively. On the same date, Varco and Tuboscope issued a joint press release regarding the Merger Agreement, which is included as Exhibit 99.1 hereto.

Item 7(c).  Exhibits.

        See Exhibit Index.


                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Varco International, Inc.


Date:  March 22, 2000                  By:    /s/ Wally K. Chan
                                              --------------------------------
                                         Name:  Wally K. Chan
                                         Title: Vice President -- Finance and
                                                Chief Financial Officer
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                                  EXHIBIT INDEX

  Exhibit
  Number                                          Exhibit Description
-----------                                       -------------------
    2.1             Agreement and Plan of Merger dated as of March 22, 2000, by and between Varco International,
                    Inc., a California corporation, and Tuboscope Inc., a Delaware corporation

   10.1             Varco Stock Option Agreement dated as of March 22, 2000, by and between Tuboscope Inc., a
                    Delaware corporation, and Varco International, Inc., a California corporation

   10.2             Tuboscope Stock Option Agreement dated as of March 22, 2000, by and between Varco
                    International, Inc., a California corporation, and Tuboscope Inc., a Delaware corporation

   99.1             Joint press release dated March 22, 2000

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